                          BANK ONE TRUST COMPANY, N.A.

                               CUSTODIAN AGREEMENT

                                       FOR

                                  MUTUAL FUNDS

                          BANK ONE TRUST COMPANY, N.A.

                               CUSTODIAN AGREEMENT

                                       FOR

                                  MUTUAL FUNDS


                                 Execution Form

Name of Fund: Pacific Capital Funds, with respect to each portfolio (each a "Portfolio") listed on Schedule C as it may be amended from time to time.

Address of Fund: _______________________________________________________________

________________________________________________________________________________

Execution Date: ________________________________________________________________

Effective Date: ________________________________________________________________

This Custodian Agreement is entered into on the Execution Date set forth above effective on the Effective Date set forth above, by and between the above named Fund ("Fund") and Bank One Trust Company, N.A. ("Custodian"), with its principal offices located at 100 East Broad Street, Columbus, Ohio 43271. In consideration of the mutual covenants and conditions of this agreement, the Custodian and Fund hereby agree to the Provisions of this agreement attached hereto and the Schedules (if any) of this amendment attached hereto.

IN WITNESS WHEREOF, this agreement is executed by the Custodian and the Fund on the Execution Date.

CUSTODIAN                           FUND
---------                           ----

BANK ONE TRUST COMPANY, N.A.        PACIFIC CAPITAL FUNDS

BY ____________________________     BY __________________________

TITLE__________________________     TITLE _______________________

ATTEST ________________________     ATTEST ______________________

                           BANK ONE TRUST COMPANY, NA.

                               CUSTODIAN AGREEMENT

                                       FOR

                                  MUTUAL FUNDS

                       Table of Contents for Provisions

Section 1                 Appointment of Custodian
Section 2                 Delivery of Securities, Cash and Other Property
Section 3                 Accounts
Section 4                 Proper Instructions
Section 5                 Payments for Shares
Section 6                 Collection of Income
Section 7                 Payment of Monies
Section 8 Duties of Custodian with Respect to Securities of the Fund Held by Custodian
Section 9                 Registration of Securities
Section 10                Segregated Account
Section 11                Voting and Other Action
Section 12                Transfer Taxes and Other Disbursements
Section 13                Responsibility of Custodian
Section 14                Options
Section 15                Futures Contracts
Section 16                Records and Reports
Section 17 Effective Period, Termination and Interpretive and Additional Provisions
Section 18                Successor Custodian
Section 19                Compensation of Custodian
Section 20                Notices
Section 21                Overdrafts
Section 22                Governing Law
Section 23                Severability
Section 24                Non-Waiver
Section 25                No Third Party Benefit
Section 26                Captions
Section 27                Governed Accounts
Section 28                Matters relating to the Fund as a Massachusetts
                          Business Trust

                           BANK ONE TRUST COMPANY, NA

                               CUSTODIAN AGREEMENT

                                       FOR

                                  MUTUAL FUNDS

                                   Provisions


These Provisions are applicable to the Custodian Agreement between the Custodian and the Fund described in the foregoing Execution Form.

     1. Appointment of Custodian. Subject to the terms and conditions of this agreement, the Fund hereby appoints and Custodian hereby accepts such appointment by the Fund as custodian for certain cash, securities and other property owned by the Fund.

     2. Delivery of Securities. Cash and Other Property. The Fund shall deliver to Custodian the cash, securities and other property described in Schedule D which shall be approved in writing by Fund and Custodian at the time of delivery and thereafter attached hereto. Custodian shall accept for deposit hereunder additional cash, securities and other property upon receiving written notice from Fund. The Custodian shall only be responsible for custody hereunder of cash, securities, and other properly delivered to it and then only while they are held in and as a part of the custodial account. All securities described in Schedule D and all additional securities received by Custodian from time to time shall be hereinafter referred to collectively as the "Securities" and shall be held by Custodian subject to the terms and conditions of this agreement.

     3. Accounts. Custodian shall open and maintain a separate account or accounts in the name of each Portfolio of the Fund, subject only to draft or order by Custodian pursuant to the terms of this agreement, and shall maintain in such account or accounts all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio pursuant to Rule 17f-3 promulgated under the Investment Company Act of 1940 (the "40 Act"). Custodian may deposit the securities held in the account of a Portfolio:

            (a)   in the banking department of Custodian;

            (b) in such other banks or trust companies, including affiliates of Custodian, as Custodian may deem appropriate provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that the use of each such bank or trust company shall on behalf of each applicable

                  Portfolio be approved or ratified by vote of a majority of the Board of Trustees of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity;

            (c) in its accounts with a clearing agency registered with the Securities and Exchange Commission (the "Commission") under
                  Section 17A of the Securities Exchange Act of 1934 (the "Exchange Act"), which acts as a securities depository (the "Securities Depository"); or

            (d) in a book-entry account which is maintained for the Custodian by a Federal Reserve bank (the "Book Entry Account").

            So long as Custodian maintains any account pursuant to subsections
            (c) and (d) above for a Portfolio, Custodian shall comply with the requirements of Rule 17f-4, including, but not limited to:

                  (i) deposit the Securities in such an account that includes only assets held for the Portfolio;

                  (ii) send the Fund confirmation of any transfers to or from the account maintained for the Portfolio;

                  (iii) with respect to Securities transferred to the account of the Portfolio, identify as belonging to the Portfolio, by book entry or otherwise, a quantity of such Securities in the fungible bulk of Securities (A) registered in the name of Custodian or its nominee, or
                        (B) shown on Custodian's account on the books of the Securities Depository, the Book-Entry Account, or Custodian's agent;

                  (iv) promptly send to the Fund reports it receives from the appropriate Federal Reserve Bank or Securities Depository on its system of internal accounting control; and

                  (v) send to the Fund such reports of the systems of internal accounting control of Custodian and its agents through which such Securities are deposited as are available and as the Fund may reasonably request from time to time.

     4. Proper Instructions. For the purpose of this agreement, "proper instructions" shall mean (a) any oral authorizations, instructions or approvals of any kind transmitted to Custodian in person or by telephone by a person believed in good faith by Custodian to be a person authorized by a resolution of the Board of Directors of the Fund to give such authorizations, instructions or approvals on behalf of the Fund; or (b) written authorizations, instructions, or approvals of any kind transmitted to Custodian by mail, personal delivery, telecopy, telegram or other written means by at least two (2) persons believed in good faith by Custodian to be persons authorized by a resolution of the Board of Directors of the Fund to give such authorization, instructions or approvals on behalf of the Fund. The Fund shall confirm any oral authorization, instruction or approval described in (a), above, the same business day by transmittal to Custodian of a written authorization, instruction or approval described in (b), above.

     5. Payments for Shares. Custodian shall receive instructions from the transfer agent of the Fund (the "Transfer Agent") as to allocation of payments for Shares of a Portfolio, issued from time to time by the Fund pursuant to its Dividend Reinvestment Plan. Such payments will be made available to the Portfolio in federal funds as of specified times agreed upon from time to time by the Fund and Custodian.

     6. Collection of Income. Custodian shall collect all income and other payments with respect to registered Securities held hereunder to which each Portfolio shall be entitled by law or pursuant to custom in the securities business, and shall collect all income and principal and other payments with respect to bearer Securities if, on the date of payment by the issuer, such Securities are held by Custodian or agent thereof, and shall deposit such income and principal, as collected, into such Portfolio's account. Without limiting the generality of the foregoing, Custodian shall detach and present for payment all coupons and other income and principal items requiring presentation as and when they become due, shall collect dividends and interest when due on Securities held hereunder, and shall endorse and deposit for collection, in the name of the Portfolio, checks, drafts, and other negotiable instruments on the same day as received. The Custodian is further authorized, empowered and directed to invest, said proceeds and any other monies not directed by the Fund or Fund's agent to be invested in short term interest bearing or short term discount obligations to the best of Custodian's ability. It is contemplated that the Fund will, from time to time, provide Custodian with certain written guidelines setting forth specific short term interest bearing and short term discount obligations which are acceptable to Fund, and Custodian agreed to act within said guidelines.

Unless provided otherwise in written instructions from the Fund to the Custodian, the Custodian is specifically authorized, empowered and directed to invest any short term monies in:

          (a) Securities of The One Group U.S. Treasury Securities Money Market Fund, The One Group Prime Money Market Fund, and The One Group Municipal Money Market Fund. The One Group is an open-end investment company registered under the '40 Act. The fact that the Custodian, any affiliate of the Custodian, or any affiliate of BANC

               ONE CORPORATION is providing services to and receiving remuneration from the foregoing investment company or investment trust as investment advisor, custodian, transfer agent, registrar, or otherwise shall not preclude the Custodian from investing in the securities of such investment company or investment trust;

          (b) savings accounts, time deposit accounts, certificates of deposit, money market funds or other evidences of deposit issued by BANK ONE, COLUMBUS, N.A. and/or any other national bank, savings and loan institution, state member bank, state non-member bank, or other depository institution which now or in the future is an affiliate or subsidiary of Custodian or of BANC ONE CORPORATION.

With respect to Securities of foreign issuers, while Custodian will me its best efforts to collect any monies which may to its knowledge become collectible arising from such Securities including dividends, interest and other income and principal, and to notify the Fund of any call for redemption, offer of exchange, right of subscription, reorganization or other proceedings affecting such Securities, it is understood that Custodian shall be under no responsibility for any failure or delay in effecting such collections or giving such notices.

Custodian shall not be under any obligation or duty to take action to effect collection of any amount, if the Securities (domestic or foreign) on which such amount is payable are in default and payment is refused after due demand or presentation. Custodian will, however, promptly notify the Fund in writing of such default and refusal to pay.

     7. Payment of Monies. Upon receipt of proper instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when Fund and Custodian specifically agree in writing, Custodian shall pay out monies of a Portfolio from the custodial account in the following cases only:

          (a) Upon the purchase of Securities for the account of the Portfolio but only (i) against the delivery of such Securities to Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the '40 Act to act as a custodian and has been designated by Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Fund or in the name of a nominee of Custodian referred to in Section 9 below or in proper form for transfer; (ii) in the case of a purchase effected through a Securities Depository, in accordance with the conditions set forth in Section 3 above or (iii) in the case of repurchase agreements entered into between the Fund and another bank or broker-dealer, against delivery of Securities either in certificate form or through an entry crediting Custodian's account at the Federal

               Reserve Bank with such securities.

          (b)  In connection with conversion, exchange, surrender, or redemption of securities owned by the Fund as set forth in Section 8(b) of this agreement;

          (c) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, distribution plan payments and other operating expenses of the Fund;

          (d) For the payment of any dividends or other distributions on shares of the Portfolio declared pursuant to the governing documents of the Fund; and

          (e) In connection with options and futures contracts, as set forth in sections 14 and 15 of this agreement, respectively.

          (f) For any other purpose of the Fund, but only upon receipt of, in addition to proper instructions from the Fund, a certified copy of a resolution of the Board of Trustees of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

     8. Duties of Custodian with Respect to Securities of the Fund Held by Custodian.

          (a) Holding Securities. Custodian shall hold and physically segregate for the account of each Portfolio all Securities owned by the Fund other than securities held in a Securities Depository or Book Entry Account, as provided in Section 3 of this agreement.

          (b) Delivery of Securities. Custodian shall release and deliver Securities owned by a Portfolio held by Custodian or in a Securities Depository or Book Entry Account for Custodian only upon receipt of proper instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when the Fund and Custodian specifically agree in writing, and only in the following cases:

               (i)  Upon the sale of such Securities for the account of the

                    Portfolio and the receipt of payment therefor;

               (ii) Upon the receipt of payment in connection with any
                    repurchase agreement related to such Securities entered into by the Portfolio;

               (iii) In the case of a sale effected through a Securities

                    Depository or Book Entry Account, in accordance with the provisions of Section 3 of this agreement;

               (iv) In connection with tender or other similar offers for
                    Securities owned by the Portfolio, provided that, in any such case, the cash or other consideration is to be delivered to Custodian;

               (v) To the issuer thereof or its agent when such Securities are called, redeemed, retired, or otherwise become payable, provided that, in any such case, the cash or other consideration is to be delivered to Custodian;

               (vi) To the issuer thereof, or its agent, for transfer into the name of the Custodian or into the name of any nominee or nominees of Custodian, or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units, or for exchange of interim receipts or temporary Securities or definitive Securities, provided that, in any such case, the new Securities are to be delivered to Custodian;

              (vii) To the broker selling the same, against a receipt, for examination in accordance with "street delivery" custom provided that Custodian may adopt such procedures to ensure their prompt return to Custodian by the broker in the event the broker elects not to accept them;

             (viii) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization, or readjustment of the Securities of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities provided that, in any such case, the new Securities and cash, if any, are to be delivered to Custodian;

               (ix) In the case of warrants, rights or similar Securities, the surrender thereof upon the exercise of such warrants, rights or similar Securities or the surrender of interim receipts or temporary securities for definitive Securities, provided that, in any such case, the new Securities and cash, if any, are to be delivered to Custodian;

               (x) If the Custodian and the Fund have executed a Securities Lending Agreement, for delivery in connection with any loans of securities made by the Portfolio pursuant to the terms of such Securities Lending Agreement;


               (xi) For delivery as security in connection with any borrowings by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio but only against receipt of amounts borrowed;

              (xii) For delivery with the provisions of any agreement among the
                    Fund on behalf of the Portfolio, Custodian and a broker-dealer registered under the Exchange Act and a member of the National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation (the "O.C.C.") and of any registered national securities exchange or any similar organization, regarding escrow or other arrangements in connection with transactions of the Fund;

             (xiii) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to the compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio;

              (xiv) Upon receipt of instructions from the Transfer Agent for the Fund, for delivery to such Transfer Agent or to holders of Shares in connection with distributions in kind, as may be described from time to time in one or more currently effective prospectuses of the Fund, in satisfaction of requests by holders of Shares for repurchase or redemption; and

               (xv) For any other purpose of the Fund, but only upon receipt of in addition to proper instructions from the Fund on behalf of the applicable Portfolio, a certified resolution of the Board of Trustees of the Fund specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom delivery of such Securities shall be made.

          (c) Security Holdings Disclosure. The Custodian is not authorized and shall not disclose the name, address, or security positions of the Fund in response to requests concerning shareholder communications under Section 14 of the Securities Exchange Act of 1934, the rules and regulations thereunder, and any similar state, regulation or rule in effect from time to time.


          (d) Because the Fund and the Custodian are deemed to be affiliates pursuant to interpretive positions taken by the staff of the Commission, the Custodian agrees to cooperate with the Fund in establishing such procedures and policies as are necessary or appropriate to assure compliance with the provisions of Rule 17f-2 under the '40 Act.

     9. Registration of Securities. Securities held by Custodian (other than bearer Securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of Custodian, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund. All Securities accepted by Custodian on behalf of the Fund under the terms of this agreement shall be in "street name" or other good delivery form.

     10. Segregated Account. Custodian shall upon receipt of proper instructions establish and maintain a segregated account or accounts for and on behalf of each applicable Portfolio, into which account or accounts may be transferred cash and/or Securities including Securities maintained in an account by the Custodian pursuant to Section 3 of this agreement (a) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, Custodian and a dealer or broker which is registered under the Exchange Act and is a member in good standing of the NASD relating to compliance with the rules of the O.C.C. and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio; (b) for purposes of segregating cash or government Securities in connection with options purchased or written by the Fund or commodity futures contracts or options thereon purchased, sold, or written by the Fund; and (c) for any other purpose, upon receipt of, in addition to proper instructions, a certified copy of a resolution of the Board of Trustees signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

     11. Voting and Other Action. Custodian shall promptly deliver or mail to the Fund all forms of proxies and all notices of meetings relating to Securities held for the account of each Portfolio, and, upon receipt of proper instructions, shall execute and deliver such proxies or other authorizations as may be required. Neither Custodian nor its nominee shall vote any Securities or execute any proxy to vote the same or give any consent to take any other action with respect thereto (except as otherwise herein provided) unless directed to do so by the Fund on behalf of the Portfolio upon receipt of proper instructions.

     12. Transfer Taxes and Other Disbursements. The Fund shall pay or reimburse Custodian from time to time for any transfer taxes payable upon transfers of Securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by Custodian in the performance of its duties and obligations under this agreement. Custodian shall execute and deliver and shall cause any Securities Depository to execute and deliver such certificates in connection with Securities delivered to it or by it under this agreement as may be required under the laws of any jurisdiction to exempt from taxation any exemptible transfers and/or deliveries of any such Securities.

     13. Responsibility of Custodian. As long as and to the extent that it exercises reasonable care, Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this agreement; shall be held harmless in acting upon proper instructions, certified resolutions of the Board of Trustees of the Fund, or any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties; and shall be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder, a certificate by the President, Treasurer, or Secretary or Assistant Secretary of the Fund. Custodian may receive and accept a certified resolution of the Board of Trustees of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the Board of Trustees of the Fund pursuant to the Declaration of Trust or the Code of Regulation or the By-Laws as described in such resolution, and such vote may be considered as in full force and effect until receipt by Custodian of written notice from the Secretary or Assistant Secretary to the contrary.

Custodian shall be entitled to reasonably rely upon and may act upon advice of counsel (who may or may not be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

If the Fund on behalf of a Portfolio requires Custodian to take any action with respect to Securities, which action involves the payment of monies or which action may, in the opinion of Custodian, result in Custodian or its nominee being liable for the payment of money or incurring liability of some other form, the Fund on behalf of a Portfolio, as a prerequisite to requiring Custodian to take such action, shall provide indemnity to Custodian in an amount and form satisfactory to it.

With respect to Securities held by Custodian on behalf of a Portfolio, Custodian shall collect all income or other payments, release and deliver such Securities, and take any other action as directed by the Fund with respect to dividends, splits, distributions, spin-offs, puts, calls, conversions, redemptions, tenders, exchanges, mergers, reorganizations, rights, warrants or any other similar activity relating to the Securities. The Custodian shall request direction of Fund upon receipt of actual notice of any such activity. For purposes of this paragraph, Custodian shall be deemed to have actual notice if any such activity is published in one or more of the following publications:
J.J. Kenneys Munibase System, Xitek, Inc,. Financial Card Service, Standard & Poors' Called Bond Listing, Depository Trust Reorganization Notices, and The Wall Street Journal. If Custodian does not have actual notice of such activity, any such activity will be handled by Custodian on a "best efforts" basis.


     14. Options.

          (a) Purchase of Options by a Portfolio. Upon the purchase by a Portfolio of any Option (as defined below), the Fund on behalf of the Portfolio shall promptly deliver to the Custodian a certificate signed by an appropriate officer of the Fund (a "Certificate") specifying with respect to each such Option: (i) whether the Option is a put or call Option; (ii) the name of the issuer of the securities subject to the Option and the title and number of such securities; (iii) the expiration date: (iv) the exercise price; (v) the date of purchase and settlement; (vi) the premium to be paid by the Portfolio; and (vii) the name of the registered broker-dealer who is acting as the clearing agent (the "Clearing Agent"). Upon receipt of a Clearing Agent's confirmation of the purchase of the Option held by such Clearing Agent for the account of Custodian as custodian for the Portfolio, Custodian shall pay the premium payable to the Clearing Agent through whom the purchase was made; provided, that such premium conforms to the total premium payable as set forth in such Certificate.

          (b) Sale of Options by a Portfolio. Upon the sale of any Option purchased by a Portfolio in accordance with subsection (a) above, the Fund on behalf of the Portfolio shall promptly deliver to Custodian a Certificate specifying with respect to such sale: (i) the type of Option (put or call); (ii) the name of the issuer of the securities subject to the Option and the title and number of such securities; (iii) the date of sale; (iv) the sales price;
               (v) the date of settlement; (vi) the total amount payable to the Portfolio upon such sale; and (vii) the name of the Clearing Agent through whom the sale was made. Custodian shall consent to the delivery of the Option sold by the Clearing Agent which previously supplies the confirmation described in subsection (a) above with respect to such Option against payment to Custodian of the total amount payable to the Portfolio; provided that the same conforms to the total amount payable as set forth in such Certificate.

          (c) Upon the exercise by the Portfolio of any Call Option (as defined below) purchased by the Portfolio pursuant to subsection (a) above, the Fund on behalf of the Portfolio shall promptly deliver to Custodian a Certificate specifying with respect to such Call
               Option: (i) the name of the issuer of the securities subject to such Call Option and the title and number of such securities;
               (ii) the expiration date; (iii) the date of exercise and settlement; (iv) the exercise price per share, (v) the total amount to be paid by the Portfolio upon such exercise; and (vi)

               the name of the Clearing Agent through whom such Call Option was exercised. Custodian shall, upon receipt of the Securities underlying the Call Option which was exercised, (A) pay out of the moneys held for the account of the Portfolio the total amount payable to the Clearing Agent through whom the Call Option was exercised; provided that the same conforms to the total amount payable as set forth in such Certificate, and (B) delete the exercised Call Option from the statements delivered to the Fund pursuant to Section 16 of this agreement.

          (d) Upon the exercise by a Portfolio of any Put Option (as defined below) purchased by the Portfolio pursuant to subsection (a) hereof, the Fund on behalf of the Portfolio shall deliver to Custodian a Certificate specifying with respect to such Put
               Option: (i) the name of the issuer of the securities subject to such Put Option and the title and number of such securities; (ii) the expiration date; (iii) the date of exercise and settlement;
               (iv) the exercise price per share; (v) the total amount to be paid to the Portfolio upon such exercise; and (vi) the name of the Clearing Agent through whom such Put Option was exercised. Custodian shall upon receipt of the amount payable upon the exercise of the Put Option (A) deliver or cause the Securities Depository or Book Entry Account to deliver, out of the account of the Portfolio to which such Put Option was allocated, the securities which were subject to such Put Option; provided that the same conforms to the amount payable to the Portfolio as set forth in such Certificate, and (B) delete the exercised Put Option from the statements to be delivered to the Fund pursuant to Section 16 of this agreement.

          (e) Whenever a Portfolio writes a Covered Call Option (as defined below) with respect to securities held by Custodian hereunder, the Fund on behalf of the Portfolio shall promptly deliver to Custodian a Certificate specifying with respect to such Covered Call Option:
               (i) the name of the issuer of the securities subject to such Covered Call Option and the title and number of such securities;
               (ii) the expiration date; (iii) the exercise price: (iv) the premium to be received by the Portfolio; (v) the date such Covered Call Option was written; and (vi) the name of the Clearing Agent through whom the premium is to be received. Custodian shall deliver or cause to be delivered, in exchange for receipt of the premium specified in the Certificate with respect to such Covered Call Option, such receipts as are required in accordance with the customs prevailing among brokers in Covered Call Options, and shall impose, or direct the Securities Depository or Book Entry Account to impose, upon the underlying Securities specified in the Certificate such restrictions as may be required by such receipts.


          (f) Whenever a Covered Call Option written by a Portfolio and described in the preceding subsection (e) is exercised, the Fund on behalf of the Portfolio shall promptly deliver to Custodian a Certificate instructing Custodian to deliver, or to direct the Securities Depository or Book Entry Account to deliver, the securities subject to such Covered Call Option and specifying:
               (i) the name of the issuer of the securities subject to such Covered Call Option and the title and number of such securities;
               (ii) the Clearing Agent to whom the underlying securities are to be delivered; and (iii) the total amount payable to the Portfolio upon such delivery. Upon the return and/or cancellation of any receipts delivered pursuant to subsection (e) hereof, Custodian shall deliver, or cause the Securities Depository or Book Entry Account to deliver, the underlying securities as specified in the Certificate for the amount to be received as set forth in such Certificate.

          (g) Whenever a Portfolio purchases any Option identical to a previously written Covered Call Option described in subsection
               (e) hereof in a transaction expressly designated as a "Closing Purchase Transaction" in order to liquidate its position as a writer of an Option, the Fund on behalf of the Portfolio shall promptly deliver to Custodian a Certificate specifying with respect to the Option being purchased: (i) that the transaction is a Closing Purchase Transaction, (ii) the name of the issuer of the securities subject to such Option and the title and number of such securities; (iii) the exercise price; (iv) the premium to be paid by the Portfolio; (v) the expiration date; (vi) the date of such purchase; and (vii) the name of the Clearing Agent to whom the premium is to be paid. Upon Custodian's payment of the premium and the return and/or cancellation of any receipt issued pursuant to subsection (e) of this Section 14 with respect to the Covered Call option being liquidated through the Closing Purchase Transaction, Custodian shall (A) remove, or direct the Securities Depository or Book Entry Account to remove, the previously imposed restriction on the securities underlying the Covered Call Option, and (B) delete such Option from statements delivered to the Fund by Custodian pursuant to Section 16 of this agreement.

          (h) Upon the expiration of any Option purchased by a Portfolio pursuant to subsection (a) of this Section 14 or any Covered Call Option written by a Portfolio and described in subsection (e) of this Section 14, Custodian shall (i) delete such Option from the statements delivered to the Fund pursuant to Section 16 of this agreement and, if such expired Option was a Covered Call Option written by the Portfolio, (ii) free, or instruct the Securities Depository or Book Entry Account to free, the Securities underlying such Covered Call Option from the restrictions imposed by receipts issued in connection therewith.

          (i) For purposes of this Section 14, the following terms shall have the meanings as set forth below:

               (i) "Option" shall mean a Call Option, Covered Call Option and/or Put Option.

               (ii) "Call Option" shall mean an option entitling the holder thereof, upon timely exercise and payment of the exercise price, as specified therein, to purchase from the writer or such Call Option the specified underlying Securities.

              (iii) "Covered Call Option" shall mean an option entitling its holder, upon timely exercise and payment of the specified exercise price, to purchase from the writer of such Covered Call Option the specified underlying Securities which are owned by such writer and are subject to appropriate restrictions.

               (iv) "Put Option" shall mean an option entitling the holder thereof, upon timely exercise and tender of the specified underlying Securities, to sell such Securities to the writer of such Put Option for the specified exercise price.

     15. Futures Contracts.

          (a) Whenever a Portfolio shall enter into a Futures Contract (as defined below) to be held by Custodian under this agreement, the Fund on behalf of the Portfolio shall deliver to Custodian a Certificate specifying with respect to such Futures Contract: (i) the category of Futures Contract (the name of the underlying stock index or financial instrument); (ii) the number of identical Futures Contracts entered into; (iii) the delivery or settlement date of the Futures Contract; (iv) the date the Futures Contract was entered into; (v) whether the Fund is buying (going long) or selling (going short) on such Futures Contract;
               (vi) the amount of cash and/or the amount and kind of Securities, if any, to be deposited by Custodian in a margin account with respect to such Futures Contract and the name in which the margin account has been, or is to be, established; (vii) the name of the broker, dealer, or futures commission merchant through whom the Futures Contract was entered into; and (viii) the amount of fee or commission, if any, to be paid to the broker, dealer, or futures commission merchant. Custodian shall upon receipt of such broker's, dealer's, or futures commission merchant's statement confirming the purchase (creation of a long position) or sale (creation of a short position) of a Futures Contract which is held by such broker, dealer, or futures commission merchant in the name of Custodian (or of a duly appointed and registered nominee of Custodian or a designated depository or its nominee) as custodian for the Portfolio, make payment of the fee or commission, if any, specified in the Certificate and deposit in such margin account the amount of cash and/or the amount and kind of Securities specified in such Certificate.

          (b) The Portfolio shall, from time to time, make such additional deposits to, or withdrawals from, a margin account as specified in a Certificate received by Custodian. Such Certificate shall specify the amount of cash and/or the amount and kind of Securities specifically to be deposited in, or withdrawn from, a specified margin account. In the event that the Fund fails to specify in a Certificate the name of the issuer, the title and the number of shares or the principal amount of any particular Securities to be deposited by Custodian in a margin account, Custodian shall not be under any obligation to make any such deposit and shall so notify the Fund.

          (c) Custodian shall make deliveries or payments from a margin account to the broker, dealer, or futures commission merchant in whose name, or for whose benefit, the account was established only upon the receipt of a certificate specifying the broker, dealer, or futures commission merchant to whom such payment or delivery is to be made, the amount of money and/or the amount and kind of securities to be paid or delivered, and the date on which such payment or delivery is to be made. After receipt of such a Certificate, Custodian shall make the payments and/or deliveries to the broker, dealer, or futures commission merchant therein specified.

          (d) Whenever a Futures Contract held by Custodian hereunder is retained by a Portfolio until delivery or settlement is made on such Futures Contract, the Fund on behalf of the Portfolio shall deliver to Custodian a Certificate specifying: (i) the Futures Contract; (ii) with respect to a Stock Index Futures Contract (as defined below), the total cash settlement amount to be paid or received, and with respect to a Financial Futures Contract (as defined below), the Securities and/or amount of cash to be delivered or received; (iii) the broker, dealer, or futures commission merchant to or from whom payment or delivery is to be made or received; and (iv) the amount of cash and/or Securities to be withdrawn from the related margin account. Upon the receipt of a broker's, dealer's, or futures commission merchant's statement or confirmation reasonably believed by Custodian to be in the form customarily used by brokers, dealers or futures commission merchants confirming that the Futures Contract is being settled and that the Portfolio's position in such Futures

               Contract is thereby terminated, Custodian shall make the payment or delivery specified in the Certificate, and delete such Futures Contract from the statements delivered to the Fund pursuant to
               Section 16 of this agreement.

          (e) Whenever a Portfolio shall enter into a Futures Contract to offset a Futures Contract held by Custodian hereunder, the Fund on behalf of the Portfolio shall deliver to Custodian a Certificate specifying: (i) the items of information required in a Certificate described in subsection (a) above, and (ii) the Futures Contract being offset. Custodian shall, upon receipt of a broker's, dealer's, or futures commission merchant's statement or confirmation reasonably believed by Custodian to be in the form customarily used by brokers, dealers, or futures commission merchants confirming the offsetting transaction, make payment of the fee or commission, if any, specified in the Certificate and delete the Futures Contract being offset from the statements delivered to the Fund pursuant to Section 16 of this agreement.

          (f) Custodian shall accept cash and/or Securities tendered or delivered by a broker, dealer, or futures commission merchant in connection with any Futures Contract held by Custodian hereunder when instructed to accept such cash and/or Securities in a Certificate. Such Certificate shall instruct Custodian where to deposit such cash and/or Securities.

          (g) For purposes of this Section 15, the following terms shall have the meanings set forth below:

               (i) "Futures Contract" shall mean a Financial Futures Contract and/or Stock Index Futures Contract.

               (ii) "Financial Futures Contract" shall mean the firm commitment to buy or sell fixed income securities, including U.S. Treasury Bills, U.S. Treasury Notes, U.S. Treasury Bonds, Government National Mortgage Association mortgage-backed securities and commercial paper, at a specified time at an agreed upon price.

              (iii) "Stock Index Futures Contract" shall mean a bilateral agreement pursuant to which the parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the value of a particular stock index at the close of the last business day of the contract and the price at which the Futures Contract is originally struck.

     16. Records and Reports. Fund hereby acknowledges that it may have the right to receive broker confirmations within the time period prescribed by 12 C.F.R Section 12.5 at no additional cost. In lieu of receiving such confirmations within such time period, Custodian and Fund agree to the alternative procedures set forth below.

Custodian shall create and maintain records relating to its activities and obligations under this agreement in such manner as will meet the obligations of the Fund under the '40 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable Federal and State tax laws and any other law or administrative rules or procedures which may be applicable to the Fund and employees and agents of the Securities and Exchange Commission. All such records shall remain the property of the Fund, shall be subject to the provisions of Section 13 of this agreement, and shall be open to the inspection and audit at reasonable times by duly authorized officers, employees or agents of the Fund. Custodian shall, at the Fund's request, supply the Fund with a tabulation of Securities owned by each Portfolio and held by Custodian and shall supply to the Fund a report from time to time as parties shall agree of all monies received or paid on behalf of each Portfolio and of the resultant cash balance, a list of all security transactions that remain unsettled at such time, and such other reports as the Fund may reasonably request.

     17. Effective Period, Termination and Interpretive and Additional Provisions. This agreement shall become effective as of the date first set forth in this agreement, and may be terminated by either party by 90 days advance written notice delivered pursuant to Section

20 of this agreement to the other party.

Upon termination hereof, the Fund shall pay to Custodian such compensation as may be due as of the date of such termination, and shall likewise reimburse Custodian for its costs, expenses and disbursements as of the date of such termination as contemplated by this agreement.

In connection with the operation of this agreement, Custodian and the Fund may agree from time to time on such provisions interpretive or in addition to the provisions of this agreement as may in their joint opinion be consistent with the general tenor of this agreement. Any such interpretive or additional provisions shall be signed by both parties and annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable Federal or State regulations, or any provision of the Declaration of Trust and By-Laws of the Fund as the same may from time to time be amended.

     18. Successor Custodian. If a successor custodian for the Fund, or one or more of the Portfolios is appointed by the Board of Trustees of the Fund, Custodian shall, upon termination, deliver to such successor custodian, duly endorsed and in form for transfer, all Securities of each applicable Portfolio then held hereunder and all other property of the applicable Portfolio(s) deposited with or held by it hereunder and Custodian shall be released of all duties and obligations under this agreement


If no such successor custodian is appointed and this agreement is terminated pursuant to Section 17 of this agreement, Custodian shall, in like manner, at its office, upon receipt of a certified resolution of the Board of Trustees of the Fund, deliver such property in accordance with such resolution.

In the event that no written order designating a successor custodian or certified copy of a resolution of the Board of Trustees of the Fund shall have been delivered to Custodian on or before the date when such termination shall become effective, then Custodian shall have the right to deliver to a bank or trust company of its own selection qualified to act as a custodian under the '40 Act, all property of applicable Portfolios held by Custodian, under this agreement. Thereafter, such bank or trust company shall be the successor of Custodian under this agreement and Custodian shall be released of all duties and obligations under this agreement. Alternatively, Custodian shall have the right to commence an action in the nature of an interpleader, and seek to deposit the property in a court of competent jurisdiction.

     19. Compensation of Custodian. Custodian shall be entitled to compensation for its services as set forth in Schedule A attached hereto and made a part hereof (the "Fee Schedule") and for reimbursement of its out of pocket expenses.

     20. Notices. Any notices required or desired to be given to any party hereto shall be in writing, shall be addressed to such other party at that party's address set forth at the beginning of this agreement and shall be deemed given when deposited in the United States mail, certified, return receipt requested, or actually received by the party to whom it was addressed if delivered by an alternate method. Any party may change the address to which notices or other communications are to be given by giving the other parties notice of such change.

     21. Overdrafts. Any Securities purchased in anticipation of the delivery of cash on behalf of the Portfolio shall not be credited to the Account of the Portfolio if such cash is not actually received by the Custodian by the anticipated delivery date. In such event, Custodian may, in its sole discretion, advance the necessary funds to complete the transaction and immediately shall notify the Portfolio of the foregoing. Upon receipt of such notification, the Portfolio shall wire such funds to the Custodian, in such amount as agreed upon by the Funds and Custodian to make the Custodian whole in connection with the shortfall, by 1:00 p.m. eastern standard time on the day the notification is received or, alternatively, instruct the Custodian to sell Securities in the Portfolio's account in the amount agreed. Upon Custodian's receipt of the funds representing the shortfall, the subject Securities will be credited to the Portfolio's account. If the Custodian has not received funds in the amount necessary to cover the shortfall in the Portfolio's account within two days following notification, Custodian is authorized to sell the subject Securities and retain that portion of the proceeds necessary to make the Custodian whole, and shall credit any remaining proceeds to the Account of the Portfolio.

     22. Governing Law. This agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of Ohio.

     23. Severability. The intention of the parties to this agreement is to comply fully with all laws, rules, regulations and public policies, and this agreement shall be construed consistently with all laws, rules, regulations and public policies to the extent possible. If and to the extent that any court of competent jurisdiction determines it is impossible to construe any provision of this agreement consistently with any law, rule, regulation or public policy and consequently holds that provision to be invalid, such holding shall in no way affect the validity of the other provisions of this agreement, which shall remain in full force and effect.

     24. Non-Waiver. No failure by any party to insist upon compliance with any term of this agreement, to exercise any option, enforce any right, or seek any remedy upon any default of any other party shall affect, or constitute a waiver of, the first party's right to insist on such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default. No custom or practice of the parties at variance with any provision of this agreement shall affect or constitute a waiver of, any party's right to demand strict compliance with all provisions of this agreement.

     25. No Third Party Benefit. This agreement is intended for the exclusive benefit of the parties to this agreement and their respective successors and assigns, and nothing contained in this agreement shall be construed as creating any rights or benefits in or to any third party.

     26. Captions. The captions of the various sections of this agreement are not part of the context of this agreement, but are only labels to assist in locating those sections and shall be ignored in construing this agreement.

     27. Governed Accounts. All sub-accounts governed by this Agreement are listed in Schedule B attached hereto ("Sub-Accounts").

     28. Matters Relating to the Fund as a Massachusetts Business Trust. The Declaration of Trust establishing the Fund, dated October 30, 1992, a copy of which, together with all amendments thereto (the "Declaration") is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Pacific Capital Funds" refers to the Trustees under the Declaration collectively as trustees and not individually or personally. The obligations of "Pacific Capital Funds" entered into in the name or on behalf thereof by any of the Fund's Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, representatives, or agents of the Fund personally, but bind only the assets of the Fund, and all persons dealing with any Portfolio of the Fund must look solely to the assets of the Fund belonging to such Portfolio for the enforcement of any claims against the Fund.


CUSTODIAN                                       FUND

BANK ONE TRUST COMPANY, N.A.                    PACIFIC CAPITAL FUNDS

By______________________________                By_______________________
Title____________________________               Title______________________
Attest___________________________               Attest_____________________

                                   SCHEDULE A

                                  FEE SCHEDULE


     This agreement is made as of __________________, 199___, by and between Pacific Capital Funds, with its principal office located at _________________________________ (the"Fund") on behalf of each Portfolio listed on Schedule C and Bank One Trust Company, N.A., with its principal offices located at 100 East Broad Street, Columbus, Ohio 43271 ("Custodian").

     Whereas the above-mentioned Fund and Custodian entered into a Custodian Agreement as of ________, 199__, and whereas Section 19 of said Agreement stipulates that the compensation of Custodian shall be agreed upon by said Fund and Custodian, the following is hereby agreed:

     The compensation of the Custodian shall be computed according to the following schedule attached hereto.

     For the purpose of this Agreement, a transaction is defined as any purchase or sale of a security, free receipt, free delivery and corporate reorganization items such as tenders, mergers and acquisitions.

     Said fee shall be computed and billed to the Fund on a monthly basis.

                                   SCHEDULE B

                                  SUB-ACCOUNTS


     Set forth below is a list of all sub-accounts opened by the Custodian under the terms and conditions of the Custodian Agreement dated _________, 199__, by and between Pacific Capital Funds, with its principal offices located at___________________________________ (the "Fund"), on behalf of each Portfolio listed on Schedule C, and Bank One Trust Company, N.A., with its principal offices located at 100 East Broad Street, Columbus, Ohio 43271 (the "Custodian"). Any additions or deletions to this list will be by execution of a new Schedule B.

Sub-Account Name                    Sub-Account Number

                                   SCHEDULE C
                               LIST OF PORTFOLIOS

Diversified Fixed Income Fund
Growth and Income Fund
Growth Stock Fund
Short Intermediate U.S. Treasury Securities Fund
Tax-Free Securities Fund
Tax-Free Short Intermediate Securities Fund
U.S. Treasury Securities Fund